[GRAPHIC OMITED]

Pondel Wilkinson Inc.
Investor Relations + Corporate/Financial Communications

                                                 6500 Wilshire Blvd., Suite 1900
                                                           Los Angeles, CA 90048
                                                           T      (323) 866 6060
                                                           F      (323) 866 6068
                                                                W www.pondel.com

                 CONTACTS:     Daryl E. Ansel
                               Chief Financial Officer
                               Grill Concepts, Inc.
                               (310) 820-5559

NEWS
RELEASE

                               Roger S. Pondel/Angie H. Yang
                               PondelWilkinson  Inc.
                               (323) 866-6004
                               investor@pondel.com


                  GRILL CONCEPTS POSTS RECORD REVENUES FOR 2003

                -- RESULTS REFLECT 6.3% SAME STORE SALES INCREASE
                       AND THREE-FOLD NET INCOME GROWTH --

     LOS ANGELES, CALIFORNIA - MARCH 29, 2003 - Grill Concepts, Inc. (NASDAQ:GRIL) today reported results for the fourth quarter and twelve months ended December 29, 2003.

     For the year 2003, consolidated revenues, including management and license fees, increased 10.1 percent to a record $46.6 million from $42.3 million a year earlier. Total systemwide sales, including all restaurants, owned, operated, managed and licensed, rose 12.3 percent to $69.9 million from $62.2 million in 2002. Management believes total systemwide sales is a key metric for assessing the current strength of The Grill on the Alley and Daily Grill restaurant brands against historical performance. Same store sales for 2003 increased 6.3 percent. Net income more than tripled to $446,000, or $0.07 per diluted share from $133,000, or $0.02 per share, in 2002.

     For the 2003 fourth quarter, consolidated revenues, including management and license fees, advanced 12.5 percent to $12.1 million from $10.7 million in the corresponding period a year ago. Total systemwide sales, including all restaurants,


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Grill Concepts, Inc.
2-2-2

owned, operated, managed and licensed, rose 14.0 percent to $18.5 million from $16.3 million in the 2002 fourth quarter. Same store sales for the fourth quarter rose 6.8 percent. The company posted net income of $211,000, or $0.04 per share, in the 2003 fourth quarter, compared with $397,000, or $0.07 per share, a year earlier.

     "Fiscal 2003 represented our fourth profitable year in a row marked by consistent growth in sales at both The Grill on the Alley and Daily Grill branded restaurants," said Robert Spivak, president and chief executive officer of Grill Concepts.

     Sales at Daily Grill restaurants grew 13.5 percent over 2002, benefiting primarily from an increase of 5.3% in same store sales and the opening of the South Bay Daily Grill. Same store sales at The Grill restaurants rose 7.8 percent during the year. Both The Grill and Daily Grill restaurants achieved improved check averages and increased guest counts, resulting in higher weighted average weekly sales of 7.8 percent and 9.2 percent, respectively.

     Spivak said sales were driven by an improved economic environment, increased business and leisure travel, as well as expanded marketing initiatives implemented earlier in the year.

     Industry-wide increases in beef costs adversely impacted cost of sales as a percentage of revenues, which amounted to 27.4 percent, compared with 27.0 percent in 2002. Despite increased expenses due to an expanded marketing program, workers' compensation and other insurance premiums, as well as pre-opening expenses related to South Bay and Bethesda Daily Grill restaurants, total operating expenses as a percentage of revenues improved to 71.7 percent in 2003 from 72.7 percent a year ago.


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Grill Concepts, Inc.
3-3-3


     During the year, the company increased its penetration in Southern California with the opening of the South Bay Daily Grill and entered the Northwestern U.S. market with a Daily Grill restaurant in The Westin Portland Hotel in downtown Portland. Subsequent to the close of 2003, Grill Concepts opened its fourth Daily Grill in the greater Washington, D.C. area in the 390-room Hyatt Regency at One Bethesda Metro Center.

     Spivak added: "Fiscal 2003 results underscore the solid progress made in expanding our restaurant network, improving labor productivity and achieving better economies of scale. We have a sound and proven strategy for selecting new restaurant locations, which include high-end, hotel properties and retail complexes that are surrounded by both large residential areas and significant corporate patrons. We believe we are only beginning to reap the benefits from our expanding restaurant network, and we are well positioned to continue our growth."

ABOUT GRILL CONCEPTS, INC.

     Grill Concepts owns and manages upscale casual and fine dining, full service restaurants under two core brand names: The Grill on the Alley and Daily Grill, serving classic American grill fare in a comfortable, sophisticated atmosphere, featuring hearty portions of freshly prepared signature dishes. The company operates 23 restaurants including The Grill on the Alley-branded restaurants in Beverly Hills, Hollywood, San Jose, California, and Chicago, as well as Daily Grill restaurants in Southern and Northern California, the Washington, D.C. metropolitan region, Houston, Texas, Portland, Oregon and Skokie, Illinois.

     This news release contains forward-looking statements, which are based on current operations, plans and expectations. Such statements include, but are not limited to, the company's ability to continue expanding its restaurant network, among other factors. Actual results may differ materially from these statements due to risks and uncertainties beyond the company's control, which are detailed from time to time in the company's filings with the United States Securities and Exchange Commission.


                                  #     #     #
                               (tables to follow)

                                GRILL CONCEPTS, INC. AND SUBSIDIARIES
                            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS


                                              THREE  MONTHS  ENDED                YEAR ENDED
                                         ------------------------------  ------------------------------
                                          DECEMBER 28,    DECEMBER 29,    DECEMBER 28,    DECEMBER 29,
                                              2003            2002            2003            2002
                                         --------------  --------------  --------------  --------------
Revenues:
  Sales                                  $  11,732,000   $  10,443,000   $  45,427,000   $  41,286,000
  Management and license fees                  352,000         302,000       1,147,000       1,006,000
                                         --------------  --------------  --------------  --------------
    Total revenues                          12,084,000      10,745,000      46,574,000      42,292,000

Cost of sales                                3,379,000       2,863,000      12,743,000      11,434,000
                                         --------------  --------------  --------------  --------------
Gross profit                                 8,705,000       7,882,000      33,831,000      30,858,000
                                         --------------  --------------  --------------  --------------
Operating expenses:
  Restaurant operating expenses              7,123,000       6,145,000      28,095,000       25,678000
  General and administrative                   923,000         776,000       3,673,000       3,568,000
  Depreciation and amortization                261,000         400,000       1,461,000       1,492,000
  Pre-opening expenses                          (5,000)         69,000         182,000          69,000
    Gain on disposal of assets                      --              --         (12,000)        (71,000)
                                         --------------  --------------  --------------  --------------
    Total operating expenses                 8,302,000       7,390,000      33,399,000      30,736,000
                                         --------------  --------------  --------------  --------------
Income from operations                         403,000         492,000         432,000         122,000

Interest expense, net                          (53,000)        (54,000)       (194,000)       (214,000)
                                         --------------  --------------  --------------  --------------

Income (loss) before provision for
  income taxes, equity in loss of joint
  venture and minority interest                350,000         438,000         238,000         (92,000)

Provision for income taxes                     (21,000)        (15,000)        (89,000)        (37,000)

Minority interest                             (109,000)        (16,000)        316,000         285,000
Equity in loss of joint venture                 (9,000)        (10,000)        (19,000)        (23,000)
                                         --------------  --------------  --------------  --------------
Net income                                     211,000         397,000         446,000         133,000

Preferred dividends accrued or paid            (12,000)        (12,000)        (50,000)        (50,000)
                                         --------------  --------------  --------------  --------------
Net income applicable to
  common stock                           $     199,000   $     385,000   $     396,000   $      83,000
                                         ==============  ==============  ==============  ==============
Net income per share applicable
  to common stock
  Basic                                  $        0.04   $        0.07   $        0.07   $        0.02
                                         ==============  ==============  ==============  ==============
  Diluted                                $        0.04   $        0.07   $        0.07   $        0.02
                                         ==============  ==============  ==============  ==============

Weighted average shares outstanding:
  Basic                                      5,537,071       5,537,071       5,537,071       5,537,071
                                         ==============  ==============  ==============  ==============
  Diluted                                    5,714,770       5,537,071       5,640,842       5,551,751
                                         ==============  ==============  ==============  ==============

                              GRILL CONCEPTS, INC. AND SUBSIDIARIES
                       RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
                                            (unaudited)


SYSTEMWIDE  SALES

The following table reconciles Grill Concepts' total consolidated revenues, prepared on the basis of GAAP, to total systemwide sales for the periods presented:


                                        THREE  MONTHS  ENDED                 YEAR  ENDED
                                    ------------------------------  ------------------------------
                                     DECEMBER 28,    DECEMBER 29,    DECEMBER 28,    DECEMBER 29,
                                         2003            2002            2003            2002
                                    --------------  --------------  --------------  --------------
Total consolidated revenues         $  12,084,000   $  10,745,000   $  46,574,000   $  42,292,000
                                    --------------  --------------  --------------  --------------

Managed restaurants sales               4,743,000       3,887,000      15,711,000      13,975,000

Licensed restaurants sales              2,062,000       1,930,000       8,762,000       6,963,000

  Less management and license fees       (352,000)       (302,000)     (1,147,000)     (1,006,000)
                                    --------------  --------------  --------------  --------------

Total systemwide sales              $  18,537,000   $  16,260,000   $  69,900,000   $  62,224,000
                                    ==============  ==============  ==============  ==============


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